UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AVADEL PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed by table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On December 19, 2025, Greg Divis, Chief Executive Officer of Avadel Pharmaceuticals plc, circulated the below e-mail to all employees of Avadel Pharmaceuticals plc:

SUBJECT: Special End of Year Message from Richard Pops, CEO Alkermes

BODY:

Team Avadel,

As the holiday season is upon us, please find below a warm holiday and inspiring future looking message from Richard Pops, CEO of Alkermes.

Greg

FROM: Richard Pops
TO: Avadel Employees
SUBJECT: Best wishes for the holidays and an exciting year ahead

Avadel Team,

As we approach the end of the year, I want to convey our best wishes and reiterate how excited we are about the year ahead. Our teams across both companies are working toward closing the acquisition and integrating two high performing organizations. We see significant potential in our complementary strengths and believe we can leverage those strengths to benefit patients and their families.

At Alkermes, our work is guided by a deep commitment to helping the people and communities we serve. We see the same commitment at Avadel. Looking ahead to 2026, I am confident that, working together, our teams and capabilities can amplify our impact on patients suffering from serious hypersomnolence disorders. And I hope that is just the beginning.

While we are planning for a successful integration once the acquisition is complete, we recognize that periods of change can be unsettling. Under the Irish Takeover Rules, there are guidelines about what we can and cannot say prior to closing, but we are committed to being as transparent and open with you as possible. To this end, we are planning a virtual town hall in late January 2026. I look forward to meeting you and answering many of your questions. We will also introduce you to some of the senior leaders from Alkermes who are working on the integration.

Wishing you and your families a joyful holiday season and a happy, healthy New Year.

RP

Internal Communication. Not for Dissemination.

NO OFFER OR SOLICITATION

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The Acquisition will be implemented by means of an Irish High Court-sanctioned Scheme on the terms provided for in the Scheme Document (or, if the Acquisition is implemented by way of a Takeover Offer, the applicable Takeover Offer Document), which will contain the full terms and conditions of the Acquisition, including details of how Avadel shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Scheme Document (or if the Acquisition is implemented by way of a Takeover Offer, the applicable Takeover Offer Document).

Important Additional Information and Where To Find It

In connection with the Acquisition, Avadel filed a definitive proxy statement (which includes the Scheme Document) with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2025 (the “Definitive Proxy Statement”). The Definitive Proxy Statement has been sent to Avadel’s shareholders as of the record date of November 25, 2025, established for voting at the Scheme Meeting and the EGM. This communication is not a substitute for the Definitive Proxy Statement or any other document that Avadel may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, AVADEL’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT), ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Scheme Meeting or the EGM to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Definitive Proxy Statement (including the Scheme Document).

The Definitive Proxy Statement, as well as Avadel’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Avadel’s website at https://investors.avadel.com/sec-filings. Avadel shareholders and investors will also be able to obtain, without charge, a copy of the Definitive Proxy Statement (including the Scheme Document) and other relevant documents (when available) by directing a written request to Avadel Pharmaceuticals plc, Attn: Investor Relations, 16640 Chesterfield Grove Road #200, Chesterfield, MO 63005, United States, or by contacting Investor Relations via email at investors@avadel.com.

PARTICIPANTS IN THE SOLICITATION

Avadel and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Avadel shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting and the EGM to approve the Acquisition. Information about the directors and executive officers of Avadel, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Proxy Statement. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Avadel shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Definitive Proxy Statement (which contains the Scheme Document) and other relevant materials to be filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “seek,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to Avadel’s and Alkermes’ future prospects, developments and business strategies, and the Acquisition. Such forward-looking statements include, but are not limited to, statements relating to the Acquisition involving Alkermes and Avadel, current expectations and estimates about the Acquisition and the anticipated benefits of the Acquisition, including the parties’ ability to satisfy the conditions to the consummation of the Acquisition and the other conditions set forth in the Transaction Agreement. Avadel’s and Alkermes’ expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: (i) the ability of the parties to consummate the Acquisition in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Acquisition, including with respect to the approval of Avadel shareholders; (iii) the possibility that more competing offers for Avadel may be made; (iv) potential delays in consummating the Acquisition; (v) the ability of Avadel to timely and successfully achieve the anticipated benefits of the Acquisition; (vi) the impact of health pandemics on the parties’ respective businesses and the actions the parties may take in response thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Transaction Agreement; (viii) the effect of the pendency of the Acquisition on Avadel’s or Alkermes’ business relationships, operating results and business generally; (ix) costs related to the Acquisition; and (x) the outcome of any legal proceedings that may be instituted against the parties or any of their respective directors or officers related to the Transaction Agreement or the Acquisition. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Avadel’s most recent filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov, which can be accessed on Avadel’s website at https://investors.avadel.com/sec-filings, and those risks and uncertainties described under the heading “Risk Factors” in Alkermes’ Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequent filings made by Alkermes with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC's website at www.sec.gov. The forward-looking statements set out in this communication are made only as of the date hereof. Avadel and Alkermes assume no obligation and do not intend to update these forward-looking statements, except as required by law.

RESPONSIBILITY STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The directors of Avadel accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Avadel (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Alkermes accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Alkermes (who have taken all reasonable care to ensure that such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

DEALING DISCLOSURE REQUIREMENTS OF THE IRISH TAKEOVER RULES

Under the provisions of Rule 8.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2022 (“Irish Takeover Rules”), any person who is ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel must make an ‘opening position disclosure’ following the commencement of the ‘offer period’. An ‘opening position disclosure’ must contain the details contained in Rule 8.6(a) of the Irish Takeover Rules, including, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of Avadel. An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 p.m. (U.S. Eastern Time) on the day falling ten ‘business days’ following the commencement of the ‘offer period’. Relevant persons who deal in any ‘relevant securities’ prior to the deadline for making an ‘opening position disclosure’ must instead make a ‘dealing’ disclosure as described below. The offer period in respect of Avadel in relation to the Acquisition commenced on October 22, 2025.

Under the provisions of Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of Avadel, that person must publicly disclose all ‘dealings’ in any ‘relevant securities’ of Avadel during the ‘offer period’, by no later than 3:30 p.m. (U.S. Eastern Time) on the ‘business day’ following the date of the relevant transaction.

If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Avadel or any securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

In addition, each of Avadel and any offeror must make an ‘opening position disclosure’ by no later than 12:00 noon (U.S. Eastern Time) on the date falling ten ‘business days’ following the commencement of the ‘offer period’ or the announcement that first identifies a securities exchange offeror, as applicable, and disclose details of any ‘dealings’ by it or any person ‘acting in concert’ with it in ‘relevant securities’ during the ‘offer period’, by no later than 12:00 noon (U.S. Eastern Time) on the ‘business day’ following the date of the transaction (see Rules 8.1, 8.2 and 8.4 of the Irish Takeover Rules).

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘opening position’ and ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests’ in securities arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose an ‘opening position’ or ‘dealing’ under Rule 8 of the Irish Takeover Rules, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

ADDITIONAL INFORMATION

Certain capitalized words used in this communication and not herein defined have the meanings given to such words in the announcement issued by the Company and Alkermes under Rule 2.7 of the Irish Takeover Rules on October 22, 2025.

The release, publication or distribution of this communication in, into, or from, certain jurisdictions other than Ireland and the United States may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this communication are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this communication (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland and the United States who are not resident in Ireland and the United States will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

NO PROFIT FORECAST / QUANTIFIED FINANCIAL BENEFIT STATEMENT / ASSET VALUATION

No statement in this communication is intended to constitute a profit forecast or a quantified financial benefit statement for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Avadel or Alkermes. No statement in this communication constitutes an asset valuation.